UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2004


                     COMET TECHNOLOGIES, INC.
                    --------------------------
(Exact Name of small business issuer as specified in its charter)

         Nevada                  0-26059                   87-0430322
-------------------------   ---------------------  ---------------------------
 (State of Incorporation)   (Commission File No.)   (IRS Employer ID Number)


     10 West 100 South, Suite 610, Salt Lake City, Utah 84101
    ----------------------------------------------------------
             (Address of principal executive offices)

                          (801) 532-7851
                  -----------------------------
                   (Issuer's telephone number)

ITEM 5.  OTHER EVENTS

     On January 19, 2004, Comet Technologies, Inc. ("Comet" or the "Registrant") entered into a Stock Exchange Agreement (the "Agreement") by and among Comet, Town House Land Limited, a company organized in the Hong Kong Special Administrative Region in The People's Republic of China ("Town House"); and the shareholders of Town House (the "Town House Shareholders"). Town House owns all of the registered capital of Wuhan Pacific Industry Development Company Limited ("Wuhan"), a wholly-owned foreign enterprise organized in Hubei Province in The People's Republic of China ("PRC").

     If consummated, the Town House Shareholders have agreed to sell to Comet, and Comet has agreed to purchase, all of the outstanding shares of Town House, in exchange for the issuance to the Town House Shareholders of a total of 13,800,667 post-split shares of Comet Common Stock. If the transaction is consummated, the Town House Shareholders will hold shares representing approximately ninety four percent (94%) of the total outstanding common shares of Comet. This exchange would take place following a one-for-three (1 for 3) reverse stock split of the presently issued and outstanding common stock of Comet.

     Both Comet and Town House have commenced due diligence investigations of each other in preparation for the consummation of the transaction. In the next several days, Comet plans to prepare appropriate shareholder materials for dissemination to the shareholders to obtain shareholder approval of the proposed transaction as soon as practicable, subject to completion of due diligence and receipt of appropriate financial statements of Town House and its subsidiary.

     If the transaction is consummated, the name of Comet will be changed to "Wuhan Development Corporation," or such other name as selected by Town House. Upon closing, the majority of the current officers and directors of Comet will resign and be replaced by officers and directors of Town House. The Agreement also contemplates the adoption of a 2004 Stock Plan, the appointment of the auditors of Town House as the independent auditors of the resulting company and the amendment of the articles of incorporation of the Registrant to change its name, as described above, and to increase the authorized capital from 20,000,000 shares to 50,000,000 shares of common stock.

     The consummation of the transaction with Town House is subject to a number of conditions, including approval by the board of directors of Comet and Town House and the shareholders of Comet and Town House, completion of satisfactory due diligence, receipt by Comet of financial statements of Town House as required under applicable regulations, and satisfaction of all applicable regulatory requirements. As a result of the exchange of the Town House Stock in exchange for the Comet Stock, Town House will become a wholly-owned subsidiary of Comet. There is no assurance the transaction will be completed.

     The description of the Agreement set forth herein does not purport to be complete and is qualified in it entirety by the provision of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

BUSINESS OF TOWN HOUSE LAND LIMITED

     If the Agreement is consummated, the business of the Registrant will be conducted through its then subsidiary, Town House, which will, in turn, conduct its business through Wuhan. According to documentation provided by Town House, Wuhan is one of the first privately owned property developers in Wuhan City and is one of the largest property developers in Wuhan City, based on a list of top 100 property development enterprises in Wuhan City in terms of Gross Floor Area ("GFA") sold in 2002 published by the Wuhan Statistics Bureau. It engages principally in the development and sale of high quality private residential properties catering to the mass residential property market in Wuhan City. Wuhan also engages in other ancillary property related services such as property sales planning and underwriting, construction supervisory and real estate agency services.

     Wuhan's portfolio of properties under development are currently all located in Wuhan City and target different segments within the mass residential property market, including young white collar employees, middle to senior managers in enterprises, entrepreneurs and families with young children. These upwardly mobile people represent the emerging middle class in Wuhan City and are a growing source of demand in the mass residential property market.

     As of December 31, 2002, Wuhan reports that it and other equity joint venture companies in which Wuhan has equity interests have interests in four property development projects in Wuhan City, with an approximate GFA of 200,000 square meters and an aggregate site area of approximately 100,566 square meters. Wuhan has obtained land use rights certificates in respect of each of these four property development projects. In addition, Wuhan has not yet obtained land use rights certificates in respect of, but has interest in and plans to develop a further five projects in Wuhan City with an approximate GFA of 252,000 square meters and an aggregate site area of approximately 70,000 square meters. Since the relevant land use rights certificates have not yet been issued or obtained, no commercial value has been assigned to any of these five additional projects or in the calculation of Wuhan's adjusted net tangible asset value.

     Wuhan reports that it has achieved to date high pre-sales rate of 85% to 90% (in terms of GFA of residential units sold) prior to the issue of the relevant building ownership certificates. In 2001, Wuhan was ranked as the top of the private property developers in Wuhan City, and ninth amongst all property developers in Wuhan City, in terms of total GFA of all properties sold, according to the list of top 100 property development enterprises in Wuhan City in terms of FGA sold in 2001 published by the Wuhan Statistics Bureau.

     Wuhan aims to further solidify its position in Wuhan City, and plans to also expand its focus on property business in Shanghai. Wuhan also indicates that it will pursue quality business opportunities in other fast growing cities in China such as Yi Chang, if market conditions are appropriate.


Forward-Looking Statements

     Statements regarding completion, timing or effect of the Comet transaction as well as any other statements that are not historical facts in this Form 8-K are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include, but are not limited to, the risk that the parties will not move from the Agreement to consummation of the transaction, receipt of regulatory approvals, and satisfaction of closing conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions provide incorrect, actual results may vary materially from those indicated. There can be no assurance that the parties will consummate the transactions contemplated herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)    Exhibits

     The following documents related to the Stock Exchange Agreement between Comet and Town House are being filed as an exhibit to this Form 8-K:

     Exhibit No.     Title of Document
        2.1          Stock Exchange Agreement dated as of January 19, 2004.



                            SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  REGISTRANT:

                                  COMET TECHNOLOGIES, INC.



Date:  January 26, 2004           By  /s/ Jack M. Gertino
                                     ------------------------------------
                                     Jack M. Gertino, Secretary